Exhibit 99.1

NEWS RELEASE

Contacts:

Katrina Rymill, director, investor relations

650.965.6154 or krymill@cybersource.com

CyberSource Board Approves Stock Buyback Plan

MOUNTAIN VIEW, Calif.—November 21, 2008—CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced that its Board of Directors has approved a new stock repurchase program that authorizes the Company to buy up to $15 million of its common stock. The Company will fund the program with available cash on hand and may repurchase shares in the open market from time to time based on market conditions and other factors. The plan will be effective through March 31, 2009.

“These are historically challenging times for the global economy, but our business continues to perform well. This latest action demonstrates the Board’s belief in the continued success of the company and the long term value it will bring to investors,” said Bill McKiernan, chairman and chief executive officer of CyberSource.

In 2008, year to date, CyberSource has used approximately $9,997,005 to repurchase 704,925 shares pursuant to prior repurchase plans authorized by the Board.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 245,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding the continued success of the company and long term value to investors. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as the company’s ability to acquire shares in the stock buyback plan at a suitable price and amount, changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, the risks inherent in integrating a newly-acquired business, the risks of failures, disruptions or illiquidity in the national and global banking, credit and financial systems and the impact of those risks on the company’s business, the risk of the economy, in general, and online economy, in particular, slowing down, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 11, 2008, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2008 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. Authorize.Net is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies